Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Alex Andrianopoulos
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-229-9191
investorrelations@guidancesoftware.com	newsroom@guidancesoftware.com

Guidance Software Reports 2014 First Quarter Financial Results

•	Revenue of $25.4 million and non-GAAP EPS of ($0.10) per share

•	250 new customers of enterprise products, including a record 161 new EnCase® Enterprise platform customers

PASADENA, Calif. – May 6, 2014 – Guidance Software, Inc. (NASDAQ: GUID) today reported financial results for the first quarter 2014.

First quarter 2014 financial highlights, calculated in accordance with generally accepted accounting principles (GAAP) include:

•	Revenue of $25.4 million, compared to $26.9 million in the first quarter of 2013

•	SaaS revenue of $2.4 million, compared to $2.6 million in the first quarter of 2013

•	Product revenue of $6.9 million, compared to $7.5 million in the first quarter of 2013

•	Services and maintenance revenue of $16.1 million, compared to $16.8 million in the first quarter of 2013

•	Net loss of $6.1 million, or ($0.23) per share, compared to net loss of $6.5 million, or ($0.26) per share, in the first quarter of 2013

On a non-GAAP basis, which excludes share-based compensation, amortization of intangibles and certain one-time realignment expenses, the Company reported a pre-tax net loss of $2.6 million, or ($0.10) per share, in the first quarter of 2014, compared to a non-GAAP pre-tax net loss of $3.9 million, or ($0.15) per share, in the first quarter of 2013.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “We were pleased with the record number of new customers, which means we added close to a million more endpoints covered by EnCase. Our strategic changes are paying dividends, and we are focused on improving our execution in 2014, gaining new customers and increasing revenues as we ramp up our land and expand strategy.”

First Quarter 2014 Highlights and Noteworthy Events

•	In the first quarter, the Company added 250 new customers of its enterprise-level products, broken down as follows: 161 new EnCase® Enterprise customers, a record number for any quarter in the Company’s history, and 89 customers of EnCase® eDiscovery, EnCase® Cybersecurity and EnCase® Analytics, also a new record.

•	The Company recently announced that Joel Brenner, a former inspector general of the National Security Agency (NSA), will be the keynote speaker at the Computer and Enterprise Investigations Conference (CEIC), hosted by Guidance Software. CEIC 2014 will be held May 19-22, at Caesars Palace in Las Vegas. The event brings together security, e-discovery and forensic investigations professionals for hands-on lab sessions and presentations delivered by industry experts representing leading government agencies and corporations from around the world. Topics will include endpoint threat detection, incident response, and digital forensics, as well as technology challenges and solutions for legal issues.

•	In February, the Company also announced a groundbreaking approach for detecting evasive cyber threats by partnering with Blue Coat Systems, Inc., the market leader in business assurance technology. The partnership integrates EnCase® Cybersecurity with the Blue Coat Security Analytics Platform to provide an unprecedented level of visibility into both network traffic and endpoint devices that will enable enterprises to close the gap between breach and detection.

•	During Q1 2014, the EnCase® family of products was selected as the Reader Trust Award winner in the computer forensic tool category of the 2014 SC Magazine Awards. This marked the fourth time in five years that EnCase® won the Reader Trust Award.

•	In March, the Company announced that its EnCase family of security software products now supports point-of-sale (POS) terminals. EnCase® Analytics is designed to identify anomalies and uncover unknown threats across an enterprise, leveraging the same EnCase servlet used by the entire family of EnCase products. EnCase Analytics can help detect unauthorized activity on POS terminals, and speed the response to advanced threats that have evaded perimeter security.

•	In March, the Company also held its third annual Federal Summit on managing and mitigating information risk. Featured speakers included representatives from the U.S. Department of Homeland Security, the U.S. House of Representatives, and the U.S. Department of Agriculture.

2014 Financial Outlook:

The Company is maintaining its guidance for the year ending December 31, 2014:

•	Revenue is expected to be in the range of $116 million to $119 million.

•	Non-GAAP pre-tax earnings are expected to be approximately $0.00—$0.03 per share.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. Pacific time, 5:00 p.m. Eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least five minutes prior to the conference call.

A webcast and replay of the call may also be found online through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (855) 859-2056, passcode 28664849, available from 8:00 pm Eastern time, May 6, 2014, through midnight Eastern time, May 13, 2014.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in endpoint investigation solutions for security incident response and forensic analysis. Its EnCase® Enterprise platform, deployed on an estimated 20 million endpoints, is used by more than 65 percent of the Fortune 100 and more than 40 percent of the Fortune 500, and numerous government agencies, to conduct digital investigations of servers, laptops, desktops and mobile devices. Built on the EnCase Enterprise platform are market-leading cyber security and electronic discovery solutions, EnCase® Cybersecurity, EnCase® Analytics, and EnCase® eDiscovery. They empower organizations to conduct speedy and thorough security incident response, reveal previously hidden advanced persistent threats or malicious insider activity, perform sensitive data discovery for compliance purposes, and respond to litigation discovery requests. For more information about Guidance Software, visit www.encase.com.

EnCase®, EnScript®, FastBloc®, EnCE®, EnCEP®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other trademarks and copyrights referenced in this press release are the property of their respective owners.

Notes to Unaudited Condensed Consolidated Statements of Operations:

Guidance Software reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, we present from time to time total non-GAAP revenue, gross profit, operating expenses, operating income (loss) and net income (loss), as well as non-GAAP net income (loss) per share. Total non-GAAP revenue consists of GAAP revenue as reported and adds back acquisition-related deferred revenue adjustments booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment, one-time realignment expenses and stock-based compensation expense booked for GAAP purposes. Non-GAAP operating income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustments booked for GAAP purposes and excludes, one-time realignment expenses and amortization of intangibles, share-based compensation expense. Non-GAAP net income (loss) consists of GAAP operating income (loss) as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes one-time realignment expenses, amortization of intangibles and share-based compensation expense.

Non-GAAP net income (loss) also excludes the tax provision.

We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Acquisition-related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Guidance Software adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Guidance Software operations and facilitates comparisons of pre-merger results of legacy Guidance Software and CaseCentral to that of the Company’s post-merger results.

Realignment Expenses. Realignment expenses represent one-time severance and related employment costs associated with a reduction in headcount. Guidance Software excludes realignment expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses are uncommon and not expected to recur in future periods.

Amortization of Intangibles. Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions. Guidance Software excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Guidance Software excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Guidance Software business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Product revenue	$6,861	$7,530
Subscription revenue	2,377	2,582
Services and maintenance revenue	16,143	16,832

Total revenues	25,381	26,944

Cost of revenues:
Cost of product revenue	1,750	1,768
Cost of subscription revenue	1,133	1,126
Cost of services and maintenance revenues	5,808	6,561

Total cost of revenues	8,691	9,455

Gross profit	16,690	17,489

Operating expenses:
Selling and marketing	10,065	9,453
Research and development	6,472	7,544
General and administrative	4,262	5,269
Depreciation and amortization	1,974	1,697

Total operating expenses	22,773	23,963

Operating loss	(6,083)	(6,474)
Interest income and other, net	17	6

Loss before income taxes	(6,066)	(6,468)
Income tax provision	78	65

Net loss	$(6,144)	$(6,533)

Net loss per share—basic	$(0.23)	$(0.26)

Net loss per share—diluted	$(0.23)	$(0.26)

Shares used in per share calculation—basic	26,425	25,508

Shares used in per share calculation—diluted	26,425	25,508

Supplemental Financial Data
Non-GAAP loss before income taxes excluding acquisition-related deferred revenue adjustment, acquisition- related expense, share-based compensation and amortization of intangibles	$(2,604)	$(3,914)
Non-GAAP loss per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles
Basic	$(0.10)	$(0.15)
Diluted	$(0.10)	$(0.15)

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Calculation of pre-tax non-GAAP (loss) income:
GAAP net loss	$(6,144)	$(6,533)
Add:
Income tax provision	78	65
Acquisition-related deferred revenue adjustment	—	253
Amortization of intangibles	598	562
Realignment expense	1,134	—
Share-based compensation expense (including related payroll taxes paid by the Company)	1,730	1,739

Non-GAAP loss before income taxes excluding acquisition-related deferred revenue adjustment,acquisition-related expense, share-based compensation and amortization of intangibles	$(2,604)	$(3,914)

Non-GAAP loss per share before income taxes excluding acquisition-related deferred revenue adjustment, acquisition-related expense, share-based compensation and amortization of intangibles
Basic	$(0.10)	$(0.15)

Diluted	$(0.10)	$(0.15)

Shares used in per share calculations:
Basic	26,425	25,508

Diluted	26,425	25,508

Detail of Share-based Compensation Expense:
Cost of product revenue	$39	$32
Cost of subscription revenue	52	44
Cost of service and maintenance revenue	317	322
Selling and marketing	393	442
Research and development	462	461
General and administrative	467	438

Total share-based compensation expense	$1,730	$1,739

Detail of Acquisition-related Deferred Revenue Adjustment:
Subscription revenue	$—	$193
Services and maintenance revenue	—	60

Total acquisition-related deferred revenue adjustment	$—	$253

Detail of Realignment Expense:
Cost of service and maintenance revenue	$186	—
Selling and marketing	468	—
Research and development	347	—
General and administrative	133	—

Total realignment expense	$1,134	$—

Guidance Software, Inc

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Total revenues, as reported	$25,381	$26,944
Acquisition-related deferred revenue adjustment	—	253

Total non-GAAP revenues	$25,381	$27,197

Gross profit, as reported	$16,690	$17,489
Acquisition-related deferred revenue adjustment	—	253
Realignment expense	186	—
Share-based compensation	408	398

Gross profit adjustment	594	651

Total non-GAAP gross profit	$17,284	$18,140

Total operating expenses, as reported	$22,773	$23,963
Amortization of intangibles	(598)	(562)
Realignment expense	(948)	—
Share-based compensation	(1,322)	(1,341)

Operating expense adjustment	(2,868)	(1,903)

Total non-GAAP operating expenses	$19,905	$22,060

Operating loss, as reported	$(6,083)	$(6,474)
Gross profit adjustment	594	651
Operating expense adjustment	2,868	1,903

Total non-GAAP operating loss	$(2,621)	$(3,920)

Net loss, as reported	$(6,144)	$(6,533)
Gross profit adjustment	594	651
Operating expense adjustment	2,868	1,903
Income tax provision	78	65

Total non-GAAP net loss	$(2,604)	$(3,914)

Net loss per share-diluted, as reported	$(0.23)	$(0.26)

Non-GAAP net loss per share-diluted	$(0.10)	$(0.15)

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$21,263	$19,919
Trade receivables, net	13,902	19,027
Inventory	1,849	1,928
Prepaid expenses and other current assets	5,155	4,148

Total current assets	42,169	45,022

Long-term assets:
Property and equipment, net	17,520	18,464
Intangible assets, net	9,355	9,953
Goodwill	14,632	14,632
Other assets	947	1,160

Total long-term assets	42,454	44,209

Total assets	$84,623	$89,231

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,718	$5,517
Accrued liabilities	9,234	10,148
Capital lease obligations	128	182
Deferred revenues	39,308	37,316

Total current liabilities	52,388	53,163

Long-term liabilities:
Rent incentives	7,128	7,058
Other long-term liabilities	147	158
Deferred revenues	4,200	4,347
Deferred tax liabilities	488	465

Total long-term liabilities	11,963	12,028

Stockholders’ equity:
Common stock	25	25
Additional paid-in capital	104,768	102,392
Treasury stock	(11,479)	(11,479)
Accumulated deficit	(73,042)	(66,898)

Total stockholders’ equity	20,272	24,040

Total liabilities and stockholders’ equity	$84,623	$89,231

Guidance Software, Inc

Unaudited Cash Flow Summary

(in thousands)

	Three Months Ended
	March 31,
	2014	2013
Operating Activities:
Net loss	$(6,144)	$(6,533)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation & amortization	1,974	1,697
Provision for doubtful accounts	—	100
Share-based compensation	1,730	1,739
Deferred taxes	23	23
Loss on disposal of assets	—	42
Changes in operating assets and liabilities:
Trade receivables	5,125	3,564
Inventory	79	4
Prepaid expenses and other assets	(793)	(455)
Accounts payable	(1,290)	908
Accrued liabilities	(844)	(2,510)
Deferred revenues	1,845	(563)

Net cash provided by (used in) operating activities	1,705	(1,984)

Investing Activities:
Purchase of property and equipment	(930)	(3,939)

Net cash used in investing activities	(930)	(3,939)

Financing Activities:
Proceeds from the exercise of stock options	645	1,070
Common stock repurchased or withheld	—	(1,327)
Principal payments on capital leases and other obligations	(76)	(354)

Net cash provided by (used in) financing activities	569	(611)

Net increase (decrease) in cash and cash equivalents	1,344	(6,534)
Cash and cash equivalents, beginning of period	19,919	32,606

Cash and cash equivalents, end of period	$21,263	$26,072